Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

CompuCredit Corporation

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 15, 2006, relating to the consolidated financial statements and the effectiveness of CompuCredit Corporation’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption “Independent Registered Public Accounting Firm” in the Prospectus.

/s/ BDO Seidman, LLP

Atlanta, Georgia

June 15, 2006